Exhibit 99.1

Hyliion Holdings Corp.

Ryann Malone

press@hyliion.com

(833) 495-4466

Sharon Merrill Associates, Inc.

Nicholas Manganaro

hyln@investorrelations.com

(617) 542-5300

HYLIION ANNOUNCES COMMERCIAL TRUCKING INDUSTRY VETERAN JAY CRAIG TO JOIN BOARD OF DIRECTORS

Former Meritor Executive Chairman of the Board and Chief Executive Officer brings extensive product innovation and commercialization experience

AUSTIN, Texas-- Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), a leader in electrified powertrain solutions for Class 8 semi-trucks, today announced that Jeffrey A. (Jay) Craig will join its board of directors.

A highly recognized leader in the commercial vehicle space, Craig oversaw the advancement of Meritor’s product portfolio during his tenure as Chief Executive Officer, where he guided the development of a multitude of electrification products—some of which are now used on the Hyliion Hypertruck ERX™. Craig also worked closely with numerous commercial vehicle OEMs to make Meritor products part of their standard and electric vehicle offerings.

Prior to serving as Meritor’s CEO, Craig held other executive positions with the company, including Senior Vice President and Chief Financial Officer, and President and Chief Operations Officer, where he oversaw both Commercial Truck & Industrial and Aftermarket & Trailer business segments.

“Jay’s extensive background in driving product development in the commercial trucking industry paired with his sharp financial acumen makes him a strong addition to the Hyliion board. He joins at a pivotal and exciting time in the Hypertruck ERX commercialization process, as we continue to execute on our product roadmap and deliver a powertrain solution that will change the future of trucking,” said Thomas Healy, Founder and CEO of Hyliion. “Hyliion will certainly benefit from his experience leading a global drivetrain company into the electrification space as well as his support of our vision of a cleaner environment through innovative technology,” Healy added.

Before beginning his career at Meritor, Craig was President and Chief Executive Officer of General Motors Acceptance Corporation ("GMAC") Commercial Finance and President and Chief Executive Officer of GMAC’s Business Credit division. He joined GMAC as general auditor from Deloitte & Touche, where he served as an audit partner.

Craig holds a Bachelor of Science degree in accounting from Michigan State University and a Master of Business Administration from Duke University in Durham, North Carolina.

About Hyliion

Hyliion Holdings Corp.’s (NYSE: HYLN) mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of Class 8 commercial trucks by being a leading provider of electrified powertrain solutions. Leveraging advanced software algorithms and data analytics capabilities, Hyliion offers fleets an easy, efficient system to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. Headquartered in Austin, Texas, Hyliion designs, develops, and sells electrified powertrain solutions that are designed to be installed on most major Class 8 commercial trucks, with the goal of transforming the commercial transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, Hyliion’s ability to disrupt the powertrain market, Hyliion’s focus in 2021 and beyond, the effects of Hyliion’s dynamic and proprietary solutions on its commercial truck customers, accelerated commercialization of the Hypertruck ERX, the ability to meet 2021 and future product milestones, the impact of COVID-19 on long-term objectives, the ability to reduce carbon intensity and greenhouse gas emissions and the other risks and uncertainties set forth in “Risk Factors” section of Hyliion’s annual report on Form 10-K/A filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2021 for the year ended December 31, 2020. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.